                                                                     Exhibit 5.2


                                  June 8, 2006


American Express Receivables Financing Corporation II
200 Vesey Street, Room 138
Mail Stop 01-31-12
New York, New York 10285

American Express Receivables Financing Corporation III LLC
4315 South 2700 West, Room 1300, 02-01-04
Salt Lake City, Utah 84184

American Express Receivables Financing Corporation IV LLC
4315 South 2700 West, Room 1100, 02-01-58
Salt Lake City, Utah 84184


         Re:  American Express Credit Account Master Trust
              Class A Series 2006-2 5.35% Asset Backed Certificates Class B Series 2006-2 5.55% Asset Backed Certificates


Ladies and Gentlemen:

         I have acted as counsel to American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC (the "Registrants") and have examined the Registration Statement on Form S-3 (File Nos. 333-130508, 333-130508-01, 333-130508-02 and 333-130508-03), filed by the Registrants with the Securities and Exchange Commission on December 20, 2005, and declared effective on March 31, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the Class A Series 2006-2 5.35% Asset Backed Certificates (the "Class A Certificates") and the Class B Series 2006-2 5.55% Asset Backed Certificates (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, and the Series 2006-2 Supplement, expected to be dated as of June 14, 2006 (together, the "Pooling and Servicing Agreement"), as more particularly described in the prospectus, dated June 7, 2006, and the prospectus supplement, dated June 8, 2006, relating to the Certificates (together, the "Prospectus")

American Express Receivables Financing Corporation II
American Express Receivables Financing Corporation III LLC
American Express Receivables Financing Corporation IV LLC
June 8, 2006
Page 2

         I have examined such instruments, documents and records as I deemed relevant and necessary as a basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

         Based on such examination and the other assumptions set forth herein, and subject to the qualification that I am admitted to the practice of law in the State of New York and do not purport to be expert in the laws of any jurisdiction other than the State of New York, I am of the opinion that when the Certificates have been duly executed and delivered in accordance with the Pooling and Servicing Agreement and sold, the Certificates will be legally issued, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

American Express Receivables Financing Corporation II
American Express Receivables Financing Corporation III LLC
American Express Receivables Financing Corporation IV LLC
June 8, 2006
Page 3


         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Prospectus. In giving such consent, I do not consider that I am an "expert," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.




                                    Very truly yours,


                                    /s/ Carol V. Schwartz

                                    Carol V. Schwartz
                                    Group Counsel